UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 16, 2015

Dillard’s, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6140	71-0388071
(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Cantrell Road Little Rock, Arkansas	72201
(Address of Principal Executive Offices)	(Zip Code)

(501) 376-5200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders
Dillard’s, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 16, 2015 in Little Rock, Arkansas. The following matters were submitted to a vote of the stockholders, the results of which were as follows:

1.	Election of Directors
		Votes For	Votes Against	Votes Abstained	Broker Non-Votes
	Class A. Nominees:
	Frank R. Mori	31,457,686	718,773	113,160	1,827,178
	Reynie Rutledge	31,652,726	522,787	114,106	1,827,178
	J.C. Watts, Jr.	31,651,975	525,892	111,752	1,827,178
	Nick White	31,446,700	730,303	112,616	1,827,178

	Class B Nominees:
	Robert C. Connor	4,008,776	792	-	-
	Alex Dillard	4,009,568	-	-	-
	Mike Dillard	4,009,568	-	-	-
	William Dillard, II	4,009,568	-	-	-
	James I. Freeman	4,008,776	792	-	-
	H. Lee Hastings, III	4,008,776	792	-	-
	Drue Matheny	4,008,776	792	-	-
	Warren A. Stephens	4,008,776	792	-	-

	Other Proposals
		Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2.	Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2015:	37,998,173	14,170	114,022
3.	Approve an amendment to the 2005 Non-Employee Director Restricted Stock Plan:	34,343,278	1,836,071	119,838	1,827,178
4.	Stockholder proposal regarding sustainability reporting:	6,611,104	24,281,877	5,406,206	1,827,178

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DILLARD’S, INC.

DATED: May 19, 2015	By:	/s/ Phillip R. Watts
	Name:	Phillip R. Watts
	Title:	Senior Vice President, Co-Principal Financial Officer and Principal Accounting Officer

	By:	/s/ Chris B. Johnson
	Name:	Chris B. Johnson
	Title:	Senior Vice President and Co-Principal Financial Officer